  Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

  ACCOUNTANTS AND ADVISORS

  ------------------------

      PCAOB REGISTERED

August 7, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC  20549

Re:   America’s Driving Ranges

Dear Sirs:

We were previously the principal auditors for America’s Driving Ranges and we reported on the financial statements of America’s Driving Ranges for the period from inception, June 9, 2008 to March 31, 2009.  We have read America’s Driving Ranges’ statements under Item 4 of its Form 8-K, dated August 7, 2009

, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009

, there have been no disagreements between America’s Driving Ranges and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

-----------------------------

Moore & Associates, Chartered

Las Vegas, Nevada

            6490 West Desert Inn Road, Las Vegas, NV 89146

                  (702) 253-7499 Fax (702) 253-7501

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